Exhibit 32.1

               CERTIFICATION BY THE PRINCIPAL EXECUTIVE OFFICER OF
                         COMPETITIVE TECHNOLOGIES, INC.
                           PURSUANT TO SECTION 906 OF
                 THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

         I, John B. Nano, am President and Chief Executive Officer of Competitive Technologies, Inc. (the Company).

         This certification is being furnished pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 2004 (the Report).

         I hereby certify that to the best of my knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: June 14, 2004                         /s/ John B. Nano
                                            ------------------------------------
                                            John B. Nano
                                            President and
                                            Chief Executive Officer of
                                            Competitive Technologies, Inc.


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